Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121087) of Stewart Enterprises, Inc. of our report dated November 17, 2004 relating to the financial statements of Stewart Enterprises Puerto Rico Employees’ Retirement Trust, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 19, 2005

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